For more information:
Ron Barden
Intersections Inc.
703.488.6810
IR@intersections.com

Intersections Inc. Reports Third Quarter 2015 Results

●	Raised up to $7.5 million in growth capital in the form of a private placement

●	Private placement priced at $2.50 per share

●	Voyce continues to sign key strategic partnerships

●	Identity Guard® subscriber base and revenue continue growth

CHANTILLY, VA – November 16, 2015 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended September 30, 2015.

“We continue to be pleased with the growth of our Identity Guard® subscriber base and relatively stabilized run-off rate of our legacy financial institution subscriber base in the third quarter,” commented Michael Stanfield, Chairman and Chief Executive Officer of Intersections.  Mr. Stanfield further noted that, “We are also excited about recent strategic relationships developed by our Voyce business that will be instrumental in the launch of our Voyce Pro™ monitoring service for veterinarians and the additional capital to support our operating plan.”

Consolidated revenue for the quarter ended September 30, 2015 was $48.9 million, compared to $59.8 million for the quarter ended September 30, 2014.  Consolidated adjusted EBITDA before share related compensation for the quarter ended September 30, 2015 was $(3.5) million, compared to $(6.6) million for the quarter ended September 30, 2014.  Net (loss) for the quarter ended September 30, 2015 was $(4.3) million, compared to $(3.9) million for the quarter ended September 30, 2014.  Consolidated revenue for the nine months ended September 30, 2015 was $156.4 million, compared to $190.1 million for the nine months ended September 30, 2014.  Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges for the nine months ended September 30, 2015 was $(2.5) million, compared to $(3.3) million for the nine months ended September 30, 2014.  Net (loss) for the nine months ended September 30, 2015 was $(30.4) million, compared to $(8.7) million for the nine months ended September 30, 2014.  As previously announced, the Company recorded non-cash impairment charges of $7.4 million and $16.0 million related to the remeasurement of its investment in White Sky, Inc. and the establishment of a valuation allowance on its net deferred tax assets, respectively, in the nine months ended September 30, 2015.  Diluted (loss) per share for the nine months ended September 30, 2015 was $(1.57), compared to $(0.47) for the nine months ended September 30, 2014.  As of September 30, 2015, the Company had a cash balance of $8.2 million, and no debt outstanding under its revolving credit facility.

The Company also announced that it entered into irrevocable subscription agreements with certain existing stockholders who are affiliated with certain of our directors for a private placement of up to 3.0 million shares of the Company’s common stock, at a price of $2.50 per share, for aggregate gross proceeds of up to $7.5 million.  The purchase price represents a premium of 16% to the average closing price of the Company’s common stock over the 30 trading days prior to the date of the agreement.  Loeb Holding Corporation, the Company’s largest stockholder, will purchase not less than $5.0 million and not more than $6.85 million of the shares.

The closing is expected to take place November 20, 2015 and the proceeds are intended for working capital and general corporate purposes. The transaction was negotiated and approved by a special committee of the Board of Directors.  Additional information will be contained in a Current Report on Form 8-K that will be filed by the Company with the Securities and Exchange Commission.

Third Quarter Financial Highlights:

●
Revenue from our U.S. financial institution clients for the third quarter was $27.3 million with a base of approximately 861 thousand subscribers as of September 30, 2015.  The subscriber base decreased by 3.6% compared to June 30, 2015, which we believe is representative of normal attrition given the ceased marketing and retention efforts for this population.

●
Revenue from our Consumer Direct, or Identity Guard® subscriber base for the third quarter was $14.9 million, 7.8% higher than the second quarter of 2015 and 24.1% higher than the third quarter of 2014.  The Identity Guard® subscriber base was 389 thousand as of September 30, 2015, 2.6% higher than June 30, 2015 and 15.4% higher than September 30, 2014.

●
Revenue and subscribers in our Canadian business lines were negatively impacted in the third quarter as a result of the cancellation of a financial institution subscriber portfolio in the second quarter of 2015.

●
Consolidated adjusted EBITDA (loss) before share related compensation for the quarters ended September 30, 2015 and 2014 includes approximately $(3.9) million from our Pet Health Monitoring segment, which was funded from available cash on hand.

●
Consolidated cash flows (used in) operations for the quarter ended September 30, 2015 were approximately $(139) thousand, compared to cash flows provided by operations of $1.1 million for the quarter ended September 30, 2014. We continue to evaluate ways to address our liquidity needs including additional cost reduction programs and seeking additional sources of capital.

Nine Months Results:

●
Revenue and profitability declines continue to be principally caused by the declining subscriber base acquired through U.S. financial institution clients.  These clients ceased marketing add-on products as early as 2012, and since then continue to cancel certain subscriber portfolios.

●
Consolidated Adjusted EBITDA (loss) for the nine months ended September 30, 2015 includes approximately $(12.5) from our Pet Health Monitoring segment, which was funded from available cash on hand, compared to $(10.3) million in the nine months ended September 30, 2014.

●
As a consequence of the Company’s declining profitability, the Company recorded a $16.0 million non-cash charge in its income tax expense for the nine month period ended September 30, 2015 to establish a valuation allowance on substantially all of its net deferred tax assets.  The timing of realization of these deferred tax assets will be dependent on the timing of the Company’s future profitability.

●
On June 26, 2015, we acquired substantially all of the net assets of White Sky, Inc., in which we previously held an equity interest that was recorded as a long-term, cost method investment. This acquisition provides opportunities to expand our product integration and development, marketing and operational efficiencies.  Based upon the estimated fair value of the business prior to the acquisition, we recorded a non-cash impairment charge of $7.4 million before income taxes in the nine months ended September 30, 2015.

●
Consolidated cash flows provided by operations for the nine months ended September 30, 2015 was approximately $2.5 million, compared to cash flows provided by operations of $2.6 million for the nine months ended September 30, 2014.

As previously announced, Intersections' results for the third quarter and year to date September 30, 2015 and a business update will be discussed in more detail on Tuesday, November 17, 2015 at 4:00 p.m. Eastern Time via teleconference. A live audio webcast will be available on Intersections' Web site at www.intersections.com. Participants are encouraged to go to the selected website at least 15 minutes in advance to register, download, and install any necessary audio software. This webcast will be archived and available for replay after the teleconference. Additionally, the call will be available for telephonic replay from 9:00 p.m. Eastern Time Tuesday, November 17, 2014 through Friday, November 20, 2015, at 888-286-8010, or if you are based internationally, at +1-617-801-6888 (Passcode: 93401026).

Additional commentary on Intersections’ third quarter and year to date September 30, 2015 results will be available at the time of the live audio webcast on Tuesday, November 17, 2015 by clicking the 3rd Quarter 2015 presentation link under the “Investor & Media” page of our website at www.intersections.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the shares, nor shall there be any sale of the shares in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.  The shares have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Non-GAAP Financial Measures:

Intersections' Consolidated Financial Statements, "Other Data" and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes can be found in the accompanying tables and footnotes to this release and in the "GAAP and Non-GAAP Measures" link under the "Investor & Media" page on our website at www.intersections.com.

Forward-Looking Statements:

Statements in this release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.”  You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,'' “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.  Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the impact of the regulatory environment on our business, including the investigation or examination of our financial institution clients and the continuing attention by the Consumer Financial Protection Bureau and other regulatory agencies to our industry; the continued dependence on a small number of financial institutions to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring and/or impairment charges; the timing and success of new product launches, including our Identity Guard®, Voyce™ and Voyce Pro™ platforms, adjustments in investments in our Identity Guard® and insurance services businesses and other growth initiatives; our ability to control costs; and our needs for additional capital to grow our business, including our ability to maintain borrowing availability under our loan agreement or seek additional sources of debt and/or equity financing.  Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in its recent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections:

Intersections Inc. (Nasdaq: INTX) provides innovative, information based solutions that help consumers manage risks and make better informed life decisions.  Under its Identity Guard® brand and other brands, the company helps consumers monitor, manage and protect against the risks associated with their identities and personal information.  The company’s subsidiary Intersections Insurance Services provides insurance and other services that help consumers manage risks and achieve personal goals.  The company’s i4C Innovations subsidiary provides Voyce, a groundbreaking pet wellness monitoring system for pet owners and veterinarians.  Headquartered in Chantilly, Virginia, the company was founded in 1996. To learn more, visit www.intersections.com.

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUE:
Services	$48,932	$59,814	$156,379	$190,086
Hardware	7	0	40	0
Net revenue	48,939	59,814	156,419	190,086
OPERATING EXPENSES:
Marketing	5,289	5,272	16,325	18,710
Commission	12,307	15,712	39,226	48,827
Cost of services revenue	16,038	23,566	48,983	66,706
Cost of hardware revenue	149	43	391	78
General and administrative	20,037	22,352	58,411	62,679
Impairment of intangibles and other long-lived assets	0	0	7,355	0
Depreciation	1,488	1,276	4,398	4,254
Amortization	206	853	481	2,559
Total operating expenses	55,514	69,074	175,570	203,813
LOSS FROM OPERATIONS	(6,575)	(9,260)	(19,151)	(13,727)
Interest expense	(71)	(257)	(153)	(518)
Other expense, net	(65)	(239)	(137)	(377)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(6,711)	(9,756)	(19,441)	(14,622)
INCOME TAX BENEFIT (EXPENSE)	2,383	5,850	(10,950)	7,043
LOSS FROM CONTINUING OPERATIONS	(4,328)	(3,906)	(30,391)	(7,579)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	0	0	0	(1,147)
NET LOSS	$(4,328)	$(3,906)	$(30,391)	$(8,726)
Basic and diluted loss per common share:
Loss from continuing operations	$(0.22)	$(0.21)	$(1.57)	$(0.41)
Loss from discontinued operations	0.00	0.00	0.00	(0.06)
Basic and diluted loss per common share	$(0.22)	$(0.21)	$(1.57)	$(0.47)
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.20
Weighted average shares outstanding, basic and diluted	19,673	18,539	19,304	18,455

INTERSECTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)
	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,178	$11,325
Accounts receivable, net of allowance for doubtful accounts of $89 (2015) and $5 (2014)	8,618	15,479
Prepaid expenses and other current assets	6,170	8,289
Inventory, net	1,949	0
Income tax receivable	12,292	8,107
Deferred subscription solicitation costs	7,347	6,922
Total current assets	44,554	50,122
PROPERTY AND EQUIPMENT, net	14,137	14,764
DEFERRED TAX ASSET, net	0	11,849
LONG-TERM INVESTMENT	0	8,384
GOODWILL	20,081	17,398
INTANGIBLE ASSETS, net	1,899	763
OTHER ASSETS	268	1,301
TOTAL ASSETS	$80,939	$104,581
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,479	$5,356
Accrued expenses and other current liabilities	17,095	18,907
Accrued payroll and employee benefits	4,180	5,034
Commissions payable	412	468
Capital leases, current portion	578	592
Deferred revenue	2,791	2,869
Deferred tax liability, net, current portion	2,319	702
Total current liabilities	31,854	33,928
OBLIGATIONS UNDER CAPITAL LEASES, less current portion	1,125	981
OTHER LONG-TERM LIABILITIES	4,212	4,545
DEFERRED TAX LIABILITY	4,141	0
TOTAL LIABILITIES	41,332	39,454

STOCKHOLDERS’ EQUITY:
Common stock at $0.01 par value, shares authorized 50,000; shares issued 23,664 (2015) and 22,158 (2014); shares outstanding 20,200 (2015) and 18,978 (2014)	237	222
Additional paid-in capital	129,455	123,975
Treasury stock, shares at cost; 3,464 (2015) and 3,180 (2014)	(33,320)	(32,696)
Accumulated deficit	(56,765)	(26,374)
TOTAL STOCKHOLDERS’ EQUITY	39,607	65,127
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$80,939	$104,581

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,391)	$(8,726)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation	4,398	5,214
Amortization	481	2,559
Amortization of debt issuance cost	80	135
Provision for doubtful accounts	84	(20)
Loss on disposal of fixed assets	61	510
Share based compensation	4,423	3,186
Excess tax benefit upon vesting of restricted stock units and stock option exercises	0	(275)
Amortization of non-cash consideration exchanged for additional investment	0	(618)
Amortization of deferred subscription solicitation costs	13,167	12,608
Impairment of intangibles and other long-lived assets	7,355	0
Changes in assets and liabilities:
Accounts receivable	6,781	5,006
Prepaid expenses and other current assets	2,118	(1,236)
Inventory, net	(1,949)	0
Income tax, net	(2,829)	(14,777)
Deferred subscription solicitation costs	(13,593)	(12,339)
Other assets	1,600	165
Accounts payable	(876)	1,069
Accrued expenses and other current liabilities	(2,167)	5,612
Accrued payroll and employee benefits	(1,021)	3,591
Commissions payable	(56)	22
Deferred revenue	(121)	(203)
Deferred income tax, net	15,252	315
Other long-term liabilities	(333)	832
Cash flows provided by operating activities	2,464	2,630
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of technology related intangible	(202)	(150)
Cash paid for the business acquired from White Sky, Inc., net of cash received	(625)	0
Cash paid for the business acquired from Health at Work Wellness Actuaries LLC	(1)	0
Acquisition of property and equipment	(3,237)	(5,668)
Cash flows used in investing activities	(4,065)	(5,818)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividends paid on common shares	0	(3,674)
Excess tax benefit upon vesting of restricted stock units and stock option exercises	0	275
Capital lease payments	(559)	(659)
Cash proceeds from stock option exercises	0	5
Withholding tax payment on vesting of restricted stock units and stock option exercises	(987)	(2,190)
Cash flows used in financing activities	(1,546)	(6,243)
DECREASE IN CASH AND CASH EQUIVALENTS	(3,147)	(9,431)
CASH AND CASH EQUIVALENTS — Beginning of period	11,325	20,920
CASH AND CASH EQUIVALENTS — End of period	$8,178	$11,489
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Equipment obtained under capital lease, including acquisition costs	$713	$0
Equipment additions accrued but not paid	$205	$79
Shares withheld in lieu of withholding taxes on vesting of restricted stock awards	$62	$0
Shares issued in the business acquired from White Sky, Inc., net of liquidating distributions	$576	$0
Shares issued in the business acquired from Health at Work Wellness Actuaries LLC	$1,551	$0

INTERSECTIONS INC.
OTHER DATA
(unaudited)

In 2014, we reorganized our business into one that we believe will build our Identity Guard® brand and Canadian business lines as growth engines for our identity theft and privacy protection solution, and we believe we continue to provide the highest level of service for our existing U.S. financial institution clients. As a result of the reorganization, we refined our criteria used to calculate and report the other data in the tables below.

The following tables provide details of our Personal Information Services segment revenue information for the three and nine months ended September 30, 2015 and 2014 (in thousands):

Personal Information Services Segment Revenue

	Three Months Ended September 30,
	2015	2014	2015	2014
Bank of America	$22,045	$25,749	48.4%	46.6%
All other financial institution clients	5,234	9,950	11.5%	18.0%
Consumer direct	14,914	12,018	32.8%	21.7%
Canadian business lines	3,325	7,569	7.3%	13.7%
Total Personal Information Services revenue	$45,518	$55,286	100.0%	100.0%

	Nine Months Ended September 30,
	2015	2014	2015	2014
Bank of America	$68,685	$80,443	47.5%	45.7%
All other financial institution clients	20,076	36,689	13.9%	20.9%
Consumer direct	41,415	35,770	28.6%	20.4%
Canadian business lines	14,435	22,821	10.0%	13.0%
Total Personal Information Services revenue	$144,611	$175,723	100.0%	100.0%

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

The following tables provide details of our Personal Information Services segment subscriber information for the three and nine months ended September 30, 2015 and 2014 (in thousands):

Personal Information Services Segment Subscribers

Three months ended September 30, 2015:
	Financial Institution	Consumer Direct	Canadian Business Lines	Total
Balance at June 30, 2015	893	379	176	1,448
Additions	1	61	30	92
Cancellations	(33)	(51)	(42)	(126)
Balance at September 30, 2015	861	389	164	1,414
Balance at June 30, 2014	1,559	331	325	2,215
Additions	4	57	31	92
Cancellations	(86)	(51)	(41)	(178)
Balance at September 30, 2014	1,477	337	315	2,129

Nine months ended September 30, 2015:
	Financial Institution	Consumer Direct	Canadian Business Lines	Total
Balance at December 31, 2014	1,421	342	296	2,059
Additions	2	216	73	291
Cancellations	(562)	(169)	(205)	(936)
Balance at September 30, 2015	861	389	164	1,414
Balance at December 31, 2013	2,067	301	332	2,700
Additions	27	183	100	310
Cancellations	(617)	(147)	(117)	(881)
Balance at September 30, 2014	1,477	337	315	2,129

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. Share related compensation includes non-cash share based compensation, as well as dividend equivalent cash payments to restricted stock unit (“RSU”) holders. An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income (loss) and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges represents consolidated loss before income taxes plus share related compensation, non-cash impairment of goodwill, intangibles and other long-lived assets, depreciation and amortization, interest expense and other (income) expense. We believe that the consolidated adjusted EBITDA before share related compensation and non-cash impairment charges calculation provides useful information to investors because they are indicators of our operating performance. Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use consolidated adjusted EBITDA before share related compensation and non-cash impairment charges to evaluate the operating performance of the company and to make compensation determinations.

We provide this information to show the impact of share related compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share related compensation and consider both the Black-Scholes value and GAAP value (to the extent applicable) in connection therewith, and value such awards accordingly.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

We do not consider share related compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans. Due to its nature, individual managers generally are unable to project the impact of share related compensation and accordingly we do not hold them accountable for the impact of equity award grants. When we consider making share related compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants. For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share related compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP. Furthermore, the value of share related compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Accordingly, we believe that the presentation of consolidated adjusted EBITDA before share related compensation when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges has limitations due to the fact it does not include all compensation related expenses. For example, if we only paid cash based compensation as opposed to a portion in share related compensation, the cash compensation expense included in our general and administrative expenses would be higher. We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings. We believe equity based compensation is an important element of our compensation program and all forms of share related awards are valued and included as appropriate in our operating results.

The following table reconciles consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges, as defined for the previous seven quarters and year-to-date through September 30, 2014 and 2015. In managing our business, we analyze our performance quarterly on a consolidated income (loss) before income tax basis.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)

	2014				2015
	Three Months Ended				Three Months Ended
	March 31	June 30	September 30	December 31	March 31	June 30	September 30
Reconciliation from consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges:
Consolidated loss before income taxes	$(1,840)	$(3,026)	$(9,756)	$(29,011)	$(1,695)	$(11,035)	$(6,711)
Non-cash share based compensation	1,191	1,486	509	1,240	1,574	1,427	1,422
Dividend equivalent payments to RSU holders and option holders	448	0	0	0	0	0	0
Impairment of goodwill, intangibles and other long-lived assets	0	0	0	25,837	0	7,355	0
Depreciation	1,539	1,439	1,276	1,401	1,297	1,613	1,488
Amortization	853	853	853	848	119	156	206
Interest expense (income), net	91	170	257	87	104	(22)	71
Other (income) expense, net	(149)	287	239	291	82	(10)	65
Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges	$2,133	$1,209	$(6,622)	$693	$1,481	$(516)	$(3,459)

	Nine Months Ended September 30,
	2014	2015
Reconciliation from consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges:
Consolidated loss before income taxes	$(14,622)	$(19,441)
Non-cash share based compensation	3,186	4,423
Dividend equivalent payments to RSU holders and option holders	448	0
Impairment of goodwill, intangibles and other long-lived assets	0	7,355
Depreciation	4,254	4,398
Amortization	2,559	481
Interest expense (income), net	518	153
Other (income) expense, net	377	137
Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges	$(3,280)	$(2,494)

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)

Adjusted EBITDA before share related compensation for our Pet Health Monitoring segment:

	Three Months Ended September 30,
	2014	2015
Reconciliation from consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation
Loss before income taxes	$(3,898)	$(4,359)
Depreciation	28	392
Amortization	0	18
Adjusted EBITDA before share related compensation	$(3,870)	$(3,949)

	Nine Months Ended September 30,
	2014	2015
Reconciliation from consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation
Loss before income taxes	$(10,416)	$(13,297)
Dividend equivalent payments to RSU holders and option holders	17	0
Depreciation	60	800
Amortization	0	32
Adjusted EBITDA before share related compensation	$(10,339)	$(12,465)

Contact:

Intersections Inc.
Ron Barden
(703) 488-6810
IR@intersections.com